Exhibit for Sub-Item 77D


      [Deletions are bracketed; additions are
                    underlined]

     At a shareholder meeting held on November 8, 1999, the shareholders of the Trust voted to approve revisions to the Trust's fundamental investment restrictions. The following changes to the Trust's fundamental investment restrictions were approved at that meeting (deletions are bracketed and additions are underlined):

        Fundamental Investment Restrictions

     A Portfolio may not:

     1.   Purchase securities on margin  (but  the
Portfolio  may obtain such short-term  credits  as
may   be   necessary   for   the   clearance    of
transactions);  provided  that  the   deposit   or
payment by the Portfolio of initial or variation margin in connection with options or futures contracts is not considered the purchase of a security on margin.

     2.    Make  short  sales  of  securities,  or
maintain a short position if, when added together,
more than 25% of the value of the Portfolio's  net
assets  would  be (i) deposited as collateral  for
the  obligation to replace securities borrowed  to
effect   short   sales  and  (ii)   allocated   to
segregated  accounts  in  connection  with   short
sales.   Short  sales  "against-the-box"  are  not
subject to this limitation.

     3.   Issue senior securities, borrow money or
pledge  its assets, except that the Portfolio  may
borrow  from  banks  or through  dollar  rolls  or
reverse repurchase agreements up to 331/3% of  the
value  of  its total assets (calculated  when  the
loan  is  made)  for temporary,  extraordinary  or
emergency   purposes,   to   take   advantage   of
investment  opportunities or for the clearance  of
transactions and may pledge [up to 331/3%  of  the
value  of]  its  [total]  assets  to  secure  such
borrowings.  For purposes of this restriction, the
purchase  or sale of securities on a "when-issued"
or   delayed   delivery  basis,  forward   foreign
currency   exchange   contracts   and   collateral
arrangements  relating  thereto,  and   collateral
arrangements with respect to futures contracts and
options thereon and with respect to the writing of
options  and obligations of the Trust to  Trustees
pursuant to deferred compensation arrangements are
not  deemed  to  be  a pledge  of  assets  or  the
issuance  of  a  senior security subject  to  this
restriction.   [and  the  purchase  and  sale   of
futures contracts are not deemed to be a pledge of
assets  and  neither  such  arrangements  nor  the
purchase  or  sale  of futures contracts  nor  the
purchase  or  sale  of futures contracts  nor  the
purchase   and   sale  of  related  options,   nor
obligations of the Portfolio to Trustees pursuant to deferred compensation arrangements are deemed to be the issuance of a senior security.]

     4.    Purchase   any  security  (other   than
obligations  of the U.S. Government, its  agencies
and  instrumentalities) if as a result (i)  except
with  respect to the International Bond Portfolio,
with respect to 75% of its total assets, more than
5%  of the Portfolio's total assets (determined at
the time of investment) would then be invested  in
securities of a single issuer, except as permitted
by  Section 5(b) (1) of the Investment Company Act
of   1940  or  any  successor  provision  on   the
requirements applicable to diversified  investment
companies  or (ii) 25% or more of the  Portfolio's
total   assets   (determined  at   the   time   of
investment) would be invested in one or more issuers having their principal business activities in the same industry.

     [5.   Invest more than 5% of its total assets
in securities of any issuer having a record, together with predecessors, of less than three years of continuous operations. This restriction shall not apply to mortgage-backed securities, asset-backed securities or obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

     5.[6.]   Buy or sell real estate or interests
in  real  estate,  except that the  Portfolio  may
purchase  and  sell  mortgaged-backed  securities,
securities collateralized by mortgages, securities
which  are  secured by real estate, securities  of
companies which invest or deal in real estate  and
publicly   traded  securities   of   real   estate
investment trusts.

     6.[7.]   Act as an underwriter to the  extent
that,  in  connection  with  the  disposition   of
portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.
The Portfolios may purchase restricted securities without limit.

     7.[8.]   Make investments for the purpose  of
exercising control or management.

     [9. Invest in securities of other investment companies, except by purchases in the open market involving only customary brokerage commissions and as a result of which the Portfolio will not hold more than 3% of the outstanding voting securities of any one investment company, will not have invested more than 5% of its total assets in any one investment company and will not have invested more than 10% of its total assets (determined at the time of investment) in such securities or one or more investment company's, or except as part of a merger, consolidation or other acquisition.]

     [10.   Invest  in interests in  oil,  gas  or
other mineral exploration or development programs, except that the Portfolio may invest in the securities of companies which invest in or sponsor such programs.]

     8.[11.]   Make  loans,  except  through   (i)
repurchase agreements and (ii) loans of portfolio securities limited to 331/3% of the value of the Portfolio's total assets. For purposes of this limitation on securities lending, the value of Portfolio's total assets includes the collateral received in the transactions.

     9.[12.]   Purchase  more  than  10%  of   all
outstanding voting securities of any one issuer.

     [13.   Buy  or sell commodities or  commodity
contracts, except that the Portfolio may purchase and sell financial futures contracts and options thereon.]

               Exhibit for Item 77C

     A  Special  Meeting  of Shareholders  of  The
Target  Portfolio Trust was held  on  November  8,
1999  at Prudential Plaza, 751 Broad Street,  24th
Floor, Newark, New Jersey 07102. The meeting was held for the following purposes:

(1)     To  elect Trustees as follows:  Eugene  C.
  Dorsey,  Robert  F.  Gunia, Robert  E.  LaBlanc,
  Douglas H. McCorkindale, Thomas T. Mooney, David
  R.  Odenath,  Jr.,  Stephen Stoneburn,  John  R.
  Strangfeld, Jr., Clay T. Whitehead.
(2)     To  approve certain changes to the  Fund's
  fundamental investment restrictions.
(3)     To  ratify the selection of the  Board  of
  Trustees   of  PricewaterhouseCoopers   LLP   as
  independent accountants for the fiscal year ending December 31, 1999.
The results of the proxy solicitation on the above matters were as follows:

With respect to all Portfolios of the Trust:


                            Votes for             Votes Against
  Absentions
(1) Trustee/Matter
  a)  Eugene C. Dorsey.......................     231,616,946-
  1,119,226
  b)  Robert F. Gunia..........................   231,648,358-
  1,087,814
  c)  Robert E. LaBlanc.......................    231,650,002-
  1,086,170
  d)      Douglas     H.    McCorkindale..........
  231,620,925                                    -
  1,115,247
  e)  Thomas T. Mooney.....................       231,632,124-
  1,104,048
  f)  David R. Odenath, Jr...................     231,646,587-
  1,089,585
  g)  Stephen Stoneburn......................     231,648,684-
  1,087,488
  h)  John R. Strangfeld, Jr..................    231,655,779-
  1,080,393
  i)   Clay T. Whitehead......................    231,644,722-
  1,091,450

With  respect  to  the Large Capitalization  Value
  Portfolio:

(2)  Approval  of  certain changes to  the  Fund's
  fundamental investment restrictions regarding
  a)  Issuance of senior securities..........         6,235,632
  204,766                      256,542
  b)
  Diversification..............................       6,296,329
  178,323                      222,228
  c)  Unseasoned issuers......................        6,184,162
  275,089                      237,689
  d)  Investment in shares of other
       investment companies..................         6,170,149
  304,726                      222,065
  e)  Investments in oil, gas or other
       mineral exploration or development
       programs.....................................6,165,640 303,659
  227,641
  f)  Securities lending.........................6,168,412    278,042
  250,486
  g)  Purchase and sale of commodities

  contracts......................................6,122,518    358,356
  216,066
                            Votes for             Votes Against
  Absentions

With  respect  to the Large Capitalization  Growth
  Portfolio:

(2)  Approval  of  certain changes to  the  Fund's
  fundamental investment restrictions regarding
  a)  Issuance of senior securities..........     6,413,860  207,612
  281,675
  b)
  Diversification..............................   6,500,341  159,244
  243,562
  c)  Unseasoned issuers......................    6,358,852  283,277
  261,018
  d)  Investment in shares of other
       investment companies..................     6,331,717  323,041
  248,389
  e)  Investments in oil, gas or other
       mineral exploration or development

  programs......................................  6,347,166  305,987
  249,994
  f)  Securities lending......................... 6,339,877  297,700
  265,570
  g)  Purchase and sale of commodities

  contracts...................................... 6,284,790  363,297
  255,060


With  respect  to the Small Capitalization  Growth
  Portfolio:

(2)  Approval  of  certain changes to  the  Fund's
  fundamental investment restrictions regarding
  a)  Issuance of senior securities..........     3,240,621  110,211
  133,067
  b)
  Diversification..............................   3,269,182    89,223
  125,494
  c)  Unseasoned issuers......................    3,212,159  142,217
  129,523
  d)  Investment in shares of other
       investment companies..................     3,203,846  154,620
  125,433
  e)  Investments in oil, gas or other
       mineral exploration or development

  programs......................................  3,199,634  155,190
  129,075
  f)  Securities lending......................... 3,197,347  156,699
  129,853
  g)  Purchase and sale of commodities

  contracts...................................... 3,163,605  188,844
  131,450


With  respect  to  the Small Capitalization  Value
  Portfolio:

(2)  Approval  of  certain changes to  the  Fund's
  fundamental investment restrictions regarding
  a)  Issuance of senior securities..........     3,042,043  105,940
  130,443
  b)
  Diversification..............................   3,066,484    90,117
  121,825
  c)  Unseasoned issuers......................    3,021,468  132,950
  124,008
  d)  Investment in shares of other
       investment companies..................     2,999,446  156,354
  122,626
                            Votes for             Votes Against
  Absentions
  e)  Investments in oil, gas or other
       mineral exploration or development

  programs......................................  3,005,287  147,457
  125,682
  f)  Securities lending......................... 3,009,417  141,700
  127,309
  g)  Purchase and sale of commodities

  contracts...................................... 2,968,890  186,941
  122,595


With   respect   to   the   International   Equity
  Portfolio:

(2)  Approval  of  certain changes to  the  Fund's
  fundamental investment restrictions regarding
  a)  Issuance of senior securities..........     5,067,985  148,744
  195,508
  b)
  Diversification..............................   5,114,229  122,614
  175,394
  c)  Unseasoned issuers......................    5,022,088  208,728
  181,421
  d)  Investment in shares of other
       investment companies..................     5,006,327  226,412
  179,498
  e)  Investments in oil, gas or other
       mineral exploration or development

  programs......................................  4,988,297  241,870
  182,070
  f)  Securities lending......................... 5,019,952  211,402
  180,883
  g)  Purchase and sale of commodities

  contracts...................................... 4,975,861  261,051
  175,325


With respect to the International Bond Portfolio:

(2)  Approval  of  certain changes to  the  Fund's
  fundamental investment restrictions regarding
  a)  Issuance of senior securities..........     1,178,234  21,957
  33,955

  c)  Unseasoned issuers......................    1,181,623  16,590
  35,933
  d)  Investment in shares of other
       investment companies..................     1,180,368  20,415
  33,363
  e)  Investments in oil, gas or other
       mineral exploration or development

  programs......................................  1,172,702  29,373
  32,071
  f)  Securities lending......................... 1,175,895  28,549
  29,702
  g)  Purchase and sale of commodities

  contracts...................................... 1,182,446  20,534
  31,166


    Votes for                 Votes Against         Absentions

  With respect to the Total Return Bond Portfolio:


(2)  Approval  of  certain changes to  the  Fund's
  fundamental investment restrictions regarding
  a)  Issuance of senior securities..........     2,361,568  83,292
  108,690
  b)
  Diversification..............................   2,370,383  73,772
  108,940
  c)  Unseasoned issuers......................    2,374,030  71,067
  108,453
  d)  Investment in shares of other
       investment companies..................     2,324,754  123,878
  104,918
  e)  Investments in oil, gas or other
       mineral exploration or development

  programs......................................  2,334,751  112,993
  105,806
  f)  Securities lending......................... 2,353,447    91,017
  109,086
  g)  Purchase and sale of commodities

  contracts...................................... 2,329,896  114,160
  109,494


With   respect   to  the  Intermediate-Term   Bond
  Portfolio:

(2)  Approval  of  certain changes to  the  Fund's
  fundamental investment restrictions regarding
  a)  Issuance of senior securities..........     4,157,007  123,544
  192,939
  b)
  Diversification..............................   4,159,190  126,371
  187,929
  c)  Unseasoned issuers......................    4,097,770  186,991
  188,729
  d)  Investment in shares of other
       investment companies..................     4,081,326  205,083
  187,081
  e)  Investments in oil, gas or other
       mineral exploration or development

  programs......................................  4,112,262  181,745
  179,483
  f)  Securities lending......................... 4,126,452  163,598
  183,440
  g)  Purchase and sale of commodities

  contracts...................................... 4,102,581  193,141
  177,768


With  respect  to  the Mortgage Backed  Securities
  Portfolio:

(2)  Approval  of  certain changes to  the  Fund's
  fundamental investment restrictions regarding
  a)  Issuance of senior securities..........     2,754,900  49,164
  84,004
  b)
  Diversification..............................   2,760,406  51,261
  76,391
  c)  Unseasoned issuers......................    2,729,869  78,009
  80,190
  d)  Investment in shares of other
                            Votes for             Votes Against
  Absentions

      investment companies..................      2,719,630  92,507
  75,931
  e)  Investments in oil, gas or other
       mineral exploration or development


  programs......................................  2,736,025  72,644
  79,399
  f)  Securities lending......................... 2,737,120  74,904
  76,044
  g)  Purchase and sale of commodities

  contracts...................................... 2,719,863  89,943
  78,262

With  respect to the U.S. Government Money  Market
  Portfolio:

(2) Approval of certain changes to the Fund's fundamental investment restrictions regarding
  a)  Issuance of senior securities..........     105,938,549
  1,338,019                 818,909
  b)
  Diversification..............................   106,194,607
  1,114,507                 786,383
  c)  Unseasoned issuers......................    104,794,578
  2,520,175                 780,724
  d)  Investment in shares of other
       investment companies..................     106,131,131
  1,490,747                 473,599
  e)  Investments in oil, gas or other
       mineral exploration or development

  programs......................................  104,820,368
  2,615,253                 659,856
  f)  Securities lending......................... 105,890,636
  1,430,526                 774,315
  g)  Purchase and sale of commodities

  contracts...................................... 105,119,249
  2,253,174                 723,054



  With respect to all Portfolios:


  (3)           PricewaterhouseCoopers         LLP
     231,340,650                           525,898
     869,624